UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 14, 2010
Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 —	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) On February 15, 2010, upon the recommendation of the Compensation Committee, the Board of Directors of Ciena Corporation (“Ciena”) approved an amendment to Ciena’s 2008 Omnibus Incentive Plan (the “2008 Plan”), subject to stockholder approval. At Ciena’s annual meeting of stockholders on April 14, 2010, stockholders approved the amendment to the 2008 Plan.
The amendment, which became effective as of April 14, 2010, increased by five million shares the number of shares of Ciena common stock available for issuance under the 2008 Plan. The amendment also decreased from 1.6 to 1.31, the multiplier used in the fungible share ratio applicable to full-value awards granted under the 2008 Plan, such as restricted stock units (RSUs), for purposes of calculating the shares remaining available under the 2008 Plan. A copy of the amendment of the 2008 Plan is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.
ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
At Ciena’s annual meeting on April 14, 2010, Ciena stockholders approved the proposals and elected the directors as set forth below:

	For	Against	Abstain
1. Election to the Board of Directors of (a) three Class I directors and (b) one Class III director:

Class I directors
Lawton W. Fitt	57,420,948	611,224	1,257,615
Patrick H. Nettles, Ph. D.	57,317,584	716,360	1,255,843
Michael J. Rowny	57,520,464	511,747	1,257,576

Class III director
Patrick T. Gallagher	57,433,608	599,487	1,256,692
     Each director nominee above was elected by the vote of the majority of the votes cast by stockholders in accordance with Ciena’s bylaws. In addition, the following directors continued to hold office after the annual meeting: Harvey B. Cash, Judith M. O’Brien, Gary B. Smith, Stephen P. Bradley, Ph. D. and Bruce L. Claflin.

	For	Against	Abstain
2. Approval of the amendment of Ciena’s 2008 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder by five million shares and to reduce the fungible share ratio applicable to full value awards granted under the plan.	49,091,675	10,101,025	97,087

	For	Against	Abstain
3. Ratification of the appointment of PricewaterhouseCoopers LLP as Ciena’s independent registered public accounting firm for the fiscal year ending October 31, 2010.	76,778,697	650,564	168,882
The amendment of Ciena’s 2008 Omnibus Incentive plan and the ratification of the appointment of Ciena’s independent registered public accounting firm were approved by the affirmative vote of a majority of the total votes cast by stockholders.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
     (c) The following exhibit is being filed herewith:

Exhibit Number	Description of Document
Exhibit 10.1	Amendment to Ciena Corporation 2008 Omnibus Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ciena Corporation

Date: April 15, 2010	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary